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                                      Lucent Technologies Final of July 28, 2000



                                                                    EXHIBIT 10.4



                              TAX SHARING AGREEMENT

                                 BY AND BETWEEN


                            LUCENT TECHNOLOGIES INC.

                                       AND

                                   AVAYA INC.



                                   DATED AS OF

                                 OCTOBER 1, 2000


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                                      Lucent Technologies Final of July 28, 2000

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                                   TABLE OF CONTENTS

                                                                                  Page
ARTICLE I DEFINITIONS

              1.1          ADJUSTMENT                                               1
              1.2          AGREEMENT                                                1
              1.3          ASCEND GROUP                                             2
              1.4          AT&T RESTRUCTURING ADJUSTMENT                            2
              1.5          AVAYA TAX ADJUSTMENT                                     2
              1.6          AVAYA TAX BENEFIT                                        2
              1.7          COLI                                                     2
              1.8          CONSOLIDATION                                            2
              1.9          CONSOLIDATED RETURN                                      2
              1.10         CONTRIBUTION AND DISTRIBUTION AGREEMENT                  2
              1.11         CONTROLLING PARTY                                        2
              1.12         CORRELATIVE ADJUSTMENT                                   3
              1.13         DISPUTED ADJUSTMENT                                      3
              1.14         FEDERAL TAX ALLOCATION AGREEMENT                         3
              1.15         FINAL DETERMINATION                                      3
              1.16         INDEPENDENT THIRD PARTY                                  4
              1.17         INDEMNIFIED PARTY                                        4
              1.18         INDEMNIFYING PARTY                                       4
              1.19         INITIAL DETERMINATION                                    4
              1.20         INTERESTED PARTY                                         4
              1.21         INTERESTED PARTY NOTICE                                  4
              1.22         LUCENT TAX ADJUSTMENT                                    4
              1.23         LUCENT TAX BENEFIT                                       4
              1.24         NET TAX LIABILITY PAYABLE                                4
              1.25         NET TAX REFUND RECEIVABLE                                4
              1.26         NON-LINE OF BUSINESS ADJUSTMENT                          4
              1.27         RESTRUCTURING ADJUSTMENT                                 5
              1.28         RESTRUCTURING TAX                                        5
              1.29         RESTRUCTURING TRANSACTION                                5
              1.30         RETURN                                                   5
              1.31         RULING                                                   5
              1.32         RULING DOCUMENTS                                         5
              1.33         SEPARATE RETURN                                          5
              1.34         SERVICE                                                  5
              1.35         SIGNIFICANT OBLIGATION                                   5
              1.36         STATE AND LOCAL INCOME TAX ALLOCATION AGREEMENT          5
              1.37         SUPPLEMENTAL RULING                                      5
              1.38         SUPPLEMENTAL RULING DOCUMENTS                            5
              1.39         TAX                                                      5
              1.40         TAX ADJUSTMENTS                                          5
              1.41         TAX BENEFIT                                              5
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                                      Lucent Technologies Final of July 28, 2000

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
              1.42      TAX CONTEST                                                 5
              1.43      TAXING AUTHORITY                                            5
              1.44      ULTIMATE DETERMINATION                                      5

ARTICLE II  TAX ADJUSTMENTS/BENEFITS

              2.1       IN GENERAL                                                  7
              2.2       TAX ADJUSTMENTS AND BENEFITS                                7
              2.3       RESTRUCTURING ADJUSTMENTS                                   9
              2.4       NON-LINE OF BUSINESS ADJUSTMENTS                           10

ARTICLE III  TAX CONTESTS

              3.1       NOTIFICATION OF TAX CONTESTS                               12
              3.2       TAX CONTEST SETTLEMENT RIGHTS                              12
              3.3       TAX CONTEST PARTICIPATION                                  12
              3.4       TAX CONTEST WAIVER                                         14
              3.5       TAX CONTEST DISPUTE RESOLUTION                             15

ARTICLE IV  PROCEDURE AND PAYMENT

              4.1       PROCEDURE                                                  17
              4.2       PAYMENT                                                    18
              4.3       INTEREST                                                   19

ARTICLE V  ALLOCATION OF CURRENT TAXES INCURRED AS A
           RESULT OF RESTRUCTURING ACTIVITIES

              5.1       GENERAL                                                    19
              5.2       ALLOCATION OF RESTRUCTURING TAXES                          19
              5.3       PAYMENT OF RESTRUCTURING TAXES                             19
              5.4       TREATMENT OF LOSSES                                        19
              5.5       TREATMENT OF CERTAIN FOREIGN TAX CREDITS                   19

ARTICLE VI  OTHER TAX MATTERS

              6.1       TAX POLICIES AND PROCEDURES DURING CONSOLIDATION           20
              6.2       COOPERATION                                                20
              6.3       FILING OF RETURNS                                          21
              6.4       TAX CHARACTERIZATION OF PAYMENTS                           21
              6.5       LIABILITY FOR ACTIONS EFFECTING
                        TAX-FREE NATURE OF THE DISTRIBUTION                        21

ARTICLE VII  MISCELLANEOUS

              7.1       GOVERNING LAW                                              23
              7.2       AFFILIATES                                                 23
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                                      Lucent Technologies Final of July 28, 2000

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
              7.3       INCORPORATION OF CONTRIBUTION AND
                        DISTRIBUTION AGREEMENT PROVISIONS                          23
              7.4       NOTICES                                                    23
              7.5       CONFLICTING OR INCONSISTENT PROVISIONS                     24
              7.6       DURATION                                                   24
              7.7       TAX ALLOCATION AGREEMENTS                                  24
              7.8       NO-FAULT AGREEMENT                                         24


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                               TAX SHARING AGREEMENT

                 THIS TAX SHARING AGREEMENT, dated as of October 1, 2000, is by and between Lucent and Avaya. Capitalized terms used herein shall have the respective meanings assigned to them in the Contribution and Distribution Agreement unless otherwise defined in Article I hereof.

                 WHEREAS, Lucent and Avaya have executed the Contribution and Distribution Agreement pursuant to which Lucent's existing enterprise business will be contributed to Avaya, after which the stock of Avaya will be distributed to Lucent's stockholders; and

                 WHEREAS, it is appropriate and desirable to set forth the principles and responsibilities of the parties to this Agreement regarding (i) future Adjustments with respect to Taxes, Tax Contests and other related Tax matters and (ii) current Tax liabilities that arise as a result of restructuring activities undertaken to implement the Distribution.

                 NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  For the purpose of this Agreement the following terms shall have the following meanings:

         1.1. ADJUSTMENT means the deemed increase or decrease in a Tax, determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, and using the assumptions set forth in the next sentence, resulting from an adjustment made or proposed by a Taxing Authority with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purposes of determining such deemed increase or decrease in a Tax, the following assumptions will be used: (a) in the case of any income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase or decrease in such Tax will in fact be realized with respect to the Return to which such adjustment relates. For purposes of this Agreement, Adjustment also means any Adjustment as defined in the Tax Sharing Agreement by and among AT&T Corp., Lucent and NCR Corporation, dated as of February 1, 1996.

         1.2. AGREEMENT means this Tax Sharing Agreement, including any schedules, exhibits and appendices attached hereto.


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                                       2


         1.3. ASCEND GROUP means any and all legal entities acquired by Lucent as a result of the acquisition of Ascend Communications, Inc. on June 23, 1999.

         1.4. AT&T RESTRUCTURING ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each Taxable period or portion of a Taxable period that are attributable to, or as a result of any transactions that give rise to a Restructuring Adjustment as defined in and under the terms of the Tax Sharing Agreement by and among AT&T Corp., Lucent and NCR Corporation, dated as of February 1, 1996.

         1.5. AVAYA TAX ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the Avaya Business (including Agile); provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Avaya Tax Adjustment.

         1.6. AVAYA TAX BENEFIT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the Avaya Business (including Agile); provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Avaya Tax Benefit.

         1.7. COLI has the meaning set forth in Section 2.2(c) hereof.

         1.8. CONSOLIDATION means, as appropriate, any Taxable period or any portion of a Taxable period during which one or more members of the Avaya Group are members of a Lucent Consolidated Return.

         1.9. CONSOLIDATED RETURN means for any Taxable period or any portion of a Taxable period ending or deemed to end on or prior to the Distribution Date, any consolidated or combined Return that includes one or more members of the Lucent Group and/or one or more members of the Avaya Group.

         1.10. CONTRIBUTION AND DISTRIBUTION AGREEMENT means the Contribution and Distribution Agreement, dated as of September 30, 2000, by and between Lucent Technologies Inc. and Avaya Inc..

         1.11. CONTROLLING PARTY means Lucent or any other member of the Lucent Group, or Avaya or any other member of the Avaya Group, as the case may be, that filed or, if no such Return has been filed, was required to file, a Return that is the subject of any Tax Contest, or any successor and/or assign of any of the foregoing; provided, however, that in the case of any

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                                       3

Consolidated Return, the Person that actually filed such Consolidated Return (or any successor and/or assign of such Person) will be the Controlling Party.

         1.12. CORRELATIVE ADJUSTMENT means, in the case of an Adjustment comprising a Non-Line of Business Adjustment or a Restructuring Adjustment, the net present value of any future increases or decreases in a Tax that would be realized, using the assumptions set forth in the next sentence, by either Lucent or any other member of the Lucent Group, or Avaya or any other member of the Avaya Group, as the case may be, in one or more Taxable periods (or any portion of a Taxable period) but only if such increases or decreases (a) will take effect or begin to take effect on or before the date on which the Final Determination which contains the subject Non-Line of Business Adjustment or Restructuring Adjustment is issued by the applicable Taxing Authority; and (b) are a direct result of such an Adjustment to that Tax in the immediately preceding Taxable period or portion of such Taxable period. For purposes of clause (a) of the preceding sentence, any such future increases or decreases to a Tax that relate to an allowance for depreciation or amortization shall be deemed to begin to take effect either (i) on the date prescribed by applicable law; or (ii) on a date that is otherwise mutually agreed in good faith by the parties to this Agreement. For purposes of determining the net present value of any such future increases or decreases in a Tax, the following assumptions will be used: (i) a discount rate equal to the sum of the Prime Rate as of the date of the Final Determination relating to such Non-Line of Business Adjustment or Restructuring Adjustment plus 3.5%; (ii) in the case of any income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period, or portion of the Taxable period in which the Non-Line of Business Adjustment or Restructuring Adjustment was made; (iii) the depreciation, amortization or credit rate or lives, if applicable, in effect for the Taxable period or portion of the Taxable period, in which the Non-Line of Business Adjustment or Restructuring Adjustment was made; and (iv) such determination shall be made without regard to whether any actual increases or decreases in such Tax will in fact be realized with respect to the future Returns to which such Correlative Adjustment relates.

         1.13. DISPUTED ADJUSTMENT has the meaning set forth in Section 3.4(b) hereof.

         1.14. FEDERAL TAX ALLOCATION AGREEMENT means the Federal Tax Allocation Agreement, effective as of October 1, 1996, by and among Lucent and each of its subsidiaries.

         1.15. FINAL DETERMINATION means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (b) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local, municipal or other Taxing statute; (c) a final disposition by any Taxing Authority of a claim for refund; or (d) any other written agreement relating to an Adjustment between any Taxing Authority and any Controlling Party the execution of which is final and prohibits such Taxing Authority or the Controlling Party from seeking any further legal or administrative remedies with respect to such Adjustment.

         1.16. INDEPENDENT THIRD PARTY means a nationally recognized law firm or any of the following accounting firms or their successors: Arthur Andersen & Co.; Ernst & Young; KPMG; Deloitte & Touche; and PricewaterhouseCoopers.

         1.17. INDEMNIFIED PARTY has the meaning set forth in Section 4.1(c) hereof.

         1.18. INDEMNIFYING PARTY has the meaning set forth in Section 4.1(c) hereof.

         1.19. INITIAL DETERMINATION has the meaning set forth in Section 3.5(b)(i) hereof.

         1.20. INTERESTED PARTY means Lucent or any other member of the Lucent Group, or Avaya or any other member of the Avaya Group (including any successor and/or assign of any of each of the foregoing), as the case may be, to the extent (a) such Person is not the Controlling Party with respect to a Tax Contest; and (b) such Person (i) may be liable for, or required to make, any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; or (ii) may be entitled to receive any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; provided, however, that in no event shall a member of either the Lucent Group or the Avaya Group, as the case may be, be an Interested Party in a Tax Contest in which another member of its Group is the Controlling Party with respect to the Tax Contest.

         1.21. INTERESTED PARTY NOTICE has the meaning set forth in Section 3.4(b) hereof.

         1.22. LUCENT TAX ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the Lucent Business (including the Ascend Group); provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Lucent Tax Adjustment.

         1.23. LUCENT TAX BENEFIT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the Lucent Business (including the Ascend Group); provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Lucent Tax Benefit.

         1.24. NET TAX LIABILITY PAYABLE has the meaning set forth in Section 2.2(d) hereof.

         1.25. NET TAX REFUND RECEIVABLE has the meaning set forth in Section 2.2(d) hereof.

         1.26. NON-LINE OF BUSINESS ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments

                                       5
made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period other than (a) any Restructuring Adjustments and any Correlative Adjustment attributable to such Restructuring Adjustments; (b) any Tax Adjustments; and (c) any Tax Benefits.

         1.27. RESTRUCTURING ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each Taxable period or portion of a Taxable period that are attributable to, or as a result of a Restructuring Transaction. Notwithstanding the foregoing Restructuring Adjustments shall not include any Adjustments which are covered under Section 5.4 and Section 5.5 of this Agreement.

         1.28. RESTRUCTURING TAX has the meaning set forth in Section 5.1 hereof.

         1.29. RESTRUCTURING TRANSACTION means, any transactions undertaken to effectuate the separation of Lucent's existing businesses into two independent businesses as contemplated under the Contribution and Distribution Agreement including, but not limited to, any transactions undertaken pursuant to or relating to the Contribution, the Distribution and the Non-U.S. Plan.

         1.30. RETURN means any return report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with any Taxing Authority or that has been or is required to be furnished to any Taxing Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         1.31. RULING means (a) the initial private letter ruling, if any, issued by the Service in connection with the Contribution and the Distribution (and any related transactions) or (b) any similar ruling issued by any Tax Authority other than the Service in connection with the Contribution and the Distribution (and any related transactions).

         1.32. RULING DOCUMENTS means (a) the request for the Ruling submitted to the Service, together with the appendices and exhibits thereto and any supplemental filings or other materials subsequently submitted to the Service, in connection with the Contribution and the Distribution (and any related transactions) or (b) any similar ruling submitted to any other Tax Authority in connection with the Contribution and the Distribution (and any related transactions).

         1.33. SEPARATE RETURN means any Return other than a Consolidated
Return.

         1.34. SERVICE means the U.S. Internal Revenue Service or any successor agency or authority.

         1.35. SIGNIFICANT OBLIGATION means, in the case of an Interested Party, and with respect to any Adjustment comprising either a Restructuring Adjustment or Non-Line of Business
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                                       6
Adjustment, either (a) a Shared Percentage that is greater than or equal to 30%; or (b) an obligation to make or right to receive any indemnity payment, reimbursement or other payment with respect to any such Adjustment (including the effect of a Correlative Adjustment relating thereto) pursuant to the terms of this Agreement that (i) in the case of any federal income Tax is greater than $5 million, and (ii) in the case of any other Tax is greater than $1 million.

         1.36. STATE AND LOCAL INCOME TAX ALLOCATION AGREEMENT means the State and Local Income Tax Allocation Agreement, dated as of October 1, 199_, by and among Lucent and each of its subsidiaries.

         1.37. SUPPLEMENTAL RULING means (a) any private letter ruling (other than the Ruling) issued by the Service in connection with the Contribution and the Distribution (and any related transactions) or (b) any similar ruling issued by any Tax Authority other than the Service in connection with the Contribution and the Distribution (and any related transactions).

         1.38. SUPPLEMENTAL RULING DOCUMENTS has the meaning set forth in
Section 6.5(e) of this Agreement.

         1.39. TAX (and, with correlative meanings, "Taxes" and "Taxable") means, without limitation, and as determined on a jurisdiction-by-jurisdiction basis, each foreign or U.S. federal, state, local or municipal income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or any other tax, custom, tariff, impost, levy, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, imposed by any Taxing Authority.

         1.40. TAX ADJUSTMENT means any Avaya Tax Adjustment or any Lucent Tax Adjustment, as the case may be.

         1.41. TAX BENEFIT means any Avaya Tax Benefit or any Lucent Tax Benefit, as the case may be.

         1.42. TAX CONTEST means, without limitation, any audit, examination, claim, suit, action or other proceeding relating to Taxes in which an Adjustment to Taxes may be proposed, collected or assessed and in respect of which an indemnity payment, reimbursement or other payment may be sought under this Agreement.

         1.43. TAXING AUTHORITY means any Governmental Authority or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

         1.44. ULTIMATE DETERMINATION has the meaning set forth in Section 3.5(b)(iii) hereof.

                                   ARTICLE II
                            TAX ADJUSTMENTS/BENEFITS

         2.1. IN GENERAL. (a) In determining Avaya's liability and/or obligation to make, or Lucent's right to receive, any indemnity payment, reimbursement or other payment in respect of any Tax under this Agreement, any Taxable period or portion of a Taxable period that includes the Distribution Date shall be deemed to include and end on such Distribution Date, and Avaya shall have no liability and/or obligation to make, or right to receive, any indemnity payment, reimbursement or other payment in respect of any Tax under this Agreement with respect to any Taxable period or portion of a Taxable period that begins or is deemed to begin after the Distribution Date.

                  (b) Any Adjustment relating to or arising out of the employment of employees or former employees the Liabilities with respect to which are assumed by Avaya pursuant to Section 2.1 of the Employee Benefits Agreement shall be deemed to be Adjustments that are clearly attributable to the Avaya Business and shall be deemed to comprise an Avaya Tax Adjustment or Avaya Tax Benefit, as the case may be. All other Adjustments relating to or arising out of the employment of employees or former employees shall be deemed to be Adjustments that are clearly attributable to the Lucent Business and shall be deemed to comprise a Lucent Tax Adjustment or Tax Benefit as the case may be.

         2.2. TAX ADJUSTMENTS AND BENEFITS. (a) Avaya shall be liable for, and shall indemnify and hold harmless, subject to Section 3.4 and Section 3.5 hereof, any member of the Lucent Group, against any and all Avaya Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of any member of the Avaya Group or the Lucent Group. Avaya shall be entitled to receive, and shall be paid, subject to Section 3.4 and Section 3.5 hereof, by Lucent, the amount of any Avaya Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group.

                 (b) Lucent shall be liable for, and shall indemnify and hold harmless, as appropriate, and subject to Section 3.4 and Section 3.5 hereof, any member of the Avaya Group against any and all Lucent Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group or the Avaya Group. Lucent shall be entitled to receive, and shall be paid, subject to Section 3.4 and Section 3.5 hereof, by Avaya, the amount of any Lucent Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Avaya Group.

                 (c) Notwithstanding anything in this Section 2.2 or elsewhere in this Agreement to the contrary, Lucent and Avaya shall share any Tax Adjustment or Tax Benefit for any Taxable period ending or deemed to end on or before the Distribution Date relating to corporate-owned life insurance ("COLI") in the following proportions: 100% to Lucent and 0% to Avaya.

                 (d) Notwithstanding anything in this Section 2.2 to the contrary, in the case of any Tax Adjustment or Tax Benefit for any Taxable period ending or deemed to end on or before the Distribution Date relating to any state, local, or municipal income or franchise Tax that is filed or required to be filed on a separate, combined, consolidated or nexus consolidated Return basis, Lucent's and Avaya's liability for, and/or right to receive, the amount of any such Tax Adjustment or Benefit, as the case may be, shall be determined on a jurisdiction-by-jurisdiction basis as follows:

                  (i) Such Tax Adjustment or Tax Benefit, as the case may be, shall be divided into two segments in proportion to Lucent's and Avaya's relative contribution, if any, to the apportionment factor relevant to such Tax Adjustment or Tax Benefit, as the case may be, with each such segment being hereinafter referred to as the "Lucent segment" and the "Avaya segment" for purposes of this Section 2.2(d). For purposes of this Section 2.2(d), each of Lucent's and Avaya's relative contribution, if any, to an apportionment factor shall be determined (A) in a manner that is consistent with the past practices of Lucent and Avaya, as the case may be, that have been used in determining apportionment factors; and (B) by taking into account and giving effect to all Adjustments reflected in a Final Determination with respect to the relevant state, local or municipal income or franchise Tax for the Taxable period or portion thereof that is at issue. Accordingly, the apportionment factor allocation methodology will be applied to the Net Tax Liability Payable or the Net Tax Refund Receivable as determined by the applicable state, local or municipal Taxing Authority whether as a result of audit, refund claim or otherwise. For purposes of the preceding sentence, Net Tax Liability Payable or Net Tax Refund Receivable shall mean the amount specified in the Final Determination issued by the applicable state, local or municipal Taxing Authority after both giving effect to utilization of tax credits and net operating losses and taking into account any Adjustments to apportionment factors, Federal taxable income and state modifications to Federal taxable income. In the event that the Final Determination reflects both Adjustments to the overall apportionment factor and to state taxable income, Lucent's and Avaya's respective share, if any, of the Net Tax Liability Payable or the Net Tax Refund Receivable would be calculated as follows:

                           (a) First, by taking the revised state tax liability
                  as reflected in the Final Determination (i.e., the state tax liability as originally filed (including any prior revisions) modified by all of the Adjustments reflected in the Final Determination) and multiplying it by the respective Lucent and Avaya share of the overall apportionment factor as revised per such Final Determination in order to determine Lucent's and Avaya's revised share of the state tax liability (for purposes of this calculation, Lucent's and Avaya's share of the revised overall apportionment factor will be a percentage determined by dividing each company's revised individual factor by the revised overall apportionment factor);

                           (b) Second, by taking the state tax liability prior
                  to revision by the Final Determination and multiplying it by the respective Lucent and Avaya share of the overall apportionment factor prior to revision by such Final Determination in order to determine Lucent's and Avaya's share of the state tax liability prior to the revisions made by such Final Determination (for purposes of this calculation, Lucent's and Avaya's share of the overall apportionment factor prior to its revision by the Final Determination will be a percentage determined by dividing each company's individual factor prior to the Final Determination by the overall apportionment factor prior to its revision by the Final Determination); and

                           (c) Third, the difference between Items (a) and (b)
                  above shall constitute Lucent's and/or Avaya's share of the Net Tax Liability Payable or Net Tax Refund Receivable resulting for the Adjustments made in the Final Determination.

                  (ii) Avaya's liability for any state, local or municipal income or franchise Tax Adjustment and/or right to receive any state, local or municipal income or franchise Tax Benefit relating to each such separate, combined, consolidated or nexus consolidated Return that is the subject of this
Section 2.2(d), if any, shall be equal to the amount of the Avaya segment.

                  (iii) Lucent's liability for any state, local or municipal income or franchise Tax Adjustment and/or right to receive any state, local or municipal income or franchise Tax Benefit relating to each such separate, combined, consolidated or nexus consolidated Return that is the subject of this
Section 2.2(d), if any, shall be equal to the amount of the Lucent segment.

         2.3.     RESTRUCTURING ADJUSTMENTS AND AT&T RESTRUCTURING ADJUSTMENTS.

                  (a) Avaya shall be solely liable for, and shall indemnify and hold harmless, as appropriate, any member of the Lucent Group against any Restructuring Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of any member of the Avaya Group or the Lucent Group, up to a cumulative amount equal to $75 Million.

                  (b) Restructuring Adjustments in excess of a cumulative amount of $75 Million will be shared in the following proportions: 50% to Lucent and 50% to Avaya.

                  (c) Lucent and Avaya shall share the amount of Lucent's share of any AT&T Restructuring Adjustment in proportion to the Shared Lucent Percentage and the Shared Avaya Percentage, respectively.

                  (d) Restructuring Adjustments shall be allocated between Avaya and Lucent as indicated in Section 2.3(a) and (b) provided, however, that if there is a Correlative Adjustment with respect to a Restructure Adjustment then Lucent and Avaya share such Restructure Adjustment in the following manner:

                  (i) first, the amount of any such Restructuring Adjustment shall be increased or decreased, as appropriate, by the amount of the Correlative Adjustment, the net amount resulting from such increase or decrease being hereinafter referred to as the "Net Restructuring Adjustment" for purposes of this Section 2.3(d);

                  (ii) second, the Net Restructuring Adjustment shall be allocated between Lucent and Avaya, in the same manner as a Restructuring Adjustment under Section 2.3(a) and (b).

                  (iii) finally, with respect to a party to which a Correlative Adjustment is attributable, that party's share of the Net Restructuring Adjustment as allocated pursuant to paragraph (ii) of this Section 2.3(d) will be increased or decreased, as appropriate, by the amount, if any, of the Correlative Adjustment that is attributable to such party.

                  (e) Following the determination of a party's share of a Restructuring Adjustment pursuant to Section 2.3(d) above, and subject to
Section 3.4 and 3.5 hereof, the Controlling Party of the Tax Contest to which such Restructuring Adjustment relates shall (i) be entitled to reimbursement from Lucent or Avaya as the case may be, for each of their respective shares, if any, of any Restructuring Adjustment the amount of which increases a Tax; and
(ii) reimburse Lucent or Avaya, as the case may be, for each of their respective shares, if any, of any Restructuring Adjustment the amount of which decreases a Tax.

         2.4. NON-LINE OF BUSINESS ADJUSTMENTS. (a) Avaya shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the Lucent Group against Avaya's share, as determined in Section 2.4(c) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of any member of the Avaya Group or the Lucent Group. Avaya shall be entitled to receive, and shall be paid by Lucent, Avaya's share, as determined in Section 2.4(c) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group.

                  (b) Lucent shall be liable for, and shall indemnify and hold harmless, as appropriate, (i) any member of the Avaya Group against Lucent's share, as determined in Section 2.4(c) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group or the Avaya Group. Lucent shall be entitled to receive, and shall be paid by Avaya, Lucent's share, as determined in Section 2.4(c) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Avaya Group.

                  (c) Lucent and Avaya shall share the amount of any Non-Line of Business Adjustment if, and to the extent, each such party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, reimbursement or other payment with respect to such Non-Line of Business Adjustment under this Agreement, in proportion to the Shared Lucent Percentage and the Shared Avaya Percentage, respectively; provided, however, that in the event that there is any Correlative Adjustment with respect to any such Non-Line of Business Adjustment, then Lucent and Avaya shall share such Non-Line of Business Adjustment in the following manner in order to ensure that the party or parties that will bear the burden or inure to the benefit of the Correlative Adjustment in the future will share the

Non-Line of Business Adjustment in proportion to each of their respective Shared Percentages after giving effect to such Correlative Adjustment:

                  (i) first, the amount of any such Non-Line of Business Adjustment shall be increased or decreased, as appropriate, by the amount of the Correlative Adjustment, the net amount resulting from such increase or decrease being hereinafter referred to as the "Net Non-Line of Business Adjustment" for purposes of this Section 2.4(c);

                  (ii) second, the Net Non-Line of Business Adjustment shall be allocated between Lucent and Avaya in proportion to the Shared Lucent Percentage and the Shared Avaya Percentage, respectively, to the extent each such party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, reimbursement or other payment with respect to such Non-Line of Business Adjustment under this Agreement; and

                  (iii) finally, with respect to a party to which a Correlative Adjustment is attributable, that party's share of the Net Non-Line of Business Adjustment as allocated pursuant to paragraph (ii) of this Section 2.4(c) will be increased or decreased, as appropriate, by the amount, if any, of the Correlative Adjustment that is attributable to such party in order to arrive at such party's share of the Non-Line of Business Adjustment.

                  (d) Following the determination of a party's share of a Non-Line of Business Adjustment pursuant to Section 2.4(c) above, and subject to
Section 3.4 and 3.5 hereof, the Controlling Party of the Tax Contest to which such Non-Line of Business Adjustment relates shall (i) be entitled to reimbursement from Lucent or Avaya as the case may be, for each of their respective shares, if any, of any Non-Line of Business Adjustment the amount of which increases a Tax; and (ii) reimburse Lucent or Avaya, as the case may be, for each of their respective shares, if any, of any Non-Line of Business Adjustment the amount of which decreases a Tax.

                                   ARTICLE III
                                  TAX CONTESTS

         3.1. NOTIFICATION OF TAX CONTESTS. The Controlling Party shall promptly notify all Interested Parties of (a) the commencement of any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement; and (b) as required and specified in Section 3.4 hereof, any Final Determination made with respect to any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive any indemnity payment, reimbursement or other payment under this Agreement. The failure of a Controlling Party to promptly notify any Interested Party as specified in the preceding sentence shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

         3.2. TAX CONTEST SETTLEMENT RIGHTS. The Controlling Party shall have the sole right to contest, litigate, compromise and settle any Adjustment that is made or proposed in a Tax Contest without obtaining the prior consent of any Interested Party; provided, however, that, unless waived by the parties in writing, the Controlling Party shall, in connection with any proposed or assessed Adjustment in a Tax Contest for which an Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement (a) keep all such Interested Parties informed in a timely manner of all actions taken or proposed to be taken by the Controlling Party; and (b) timely provide all such Interested Parties with copies of any correspondence or filings submitted to any Taxing Authority or judicial authority, in each case in connection with any contest, litigation, compromise or settlement relating to any such Adjustment in a Tax Contest. The failure of a Controlling Party to take any action as specified in the preceding sentence with respect to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was actually prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party. The Controlling Party may, in its sole discretion, take into account any suggestions made by an Interested Party with respect to any such contest, litigation, compromise or settlement of any Adjustment in a Tax Contest. All costs of any Tax Contest are to be borne by the Controlling Party; provided, however, that (x) any costs related to an Interested Party's attendance at any meeting with a Taxing Authority or hearing or proceeding before any judicial authority pursuant to Section 3.3 hereof, (y) the costs of any legal or other representatives retained by an Interested Party in connection with any Tax Contest that is subject to the provisions of this Agreement, shall be borne by such Interested Party, and (z) the costs of any legal or other representatives retained by the Controlling Party in connection with any Tax Contest that is subject to the provisions of this Agreement, shall
(i) in the case of a Tax Contest relating to a proposed Non-Line of Business Adjustment or a Restructuring Adjustment, be borne by each party in proportion to each of their respective Shared Percentage, and (ii) in the case of a Tax Contest relating to any other proposed Tax Adjustment, be borne by the party that would bear the Tax Adjustment under Section 2.2 of this Agreement.

         3.3. TAX CONTEST PARTICIPATION. (a) Unless waived by the parties in writing, the Controlling Party shall provide an Interested Party with written notice reasonably in advance of, and such Interested Party shall have the right to attend, any formally scheduled meetings with Taxing Authorities or hearings or proceedings before any judicial authorities in connection with any contest, litigation, compromise or settlement of any proposed or assessed Adjustment comprising any Tax Adjustment or Tax Benefit that is the subject of any Tax Contest pursuant to which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement. In addition, unless waived by the parties in writing, the Controlling Party shall provide each such Interested Party with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Adjustments for such Interested Party's review and comment. The Controlling Party shall provide such draft copies reasonably in advance of the date that they are to be submitted to the Taxing Authority or judicial authority and the Interested Party shall provide its comments, if any, with respect thereto within a reasonable time before such submission. The failure of a Controlling Party to provide any notice, correspondence or filing as specified in this Section 3.3(a) to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was actually prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

                  (b) Unless waived by the parties in writing, the Controlling Party shall provide an Interested Party with written notice reasonably in advance of, and such Interested Party shall have the right to attend, any formally scheduled meetings with Taxing Authorities or hearings or proceedings before any judicial authorities in connection with any contest, litigation, compromise or settlement of any proposed or assessed Adjustment comprising any Restructuring Adjustment or Non-Line of Business Adjustment that is the subject of any Tax Contest pursuant to which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement, but only if the Interested Party bears, or in the good faith judgment of the Controlling Party, may bear, a Significant Obligation with respect to such Adjustment; provided, however, that the Controlling Party may, in its sole discretion, permit an Interested Party that does not bear, or potentially bear, such a Significant Obligation with respect to such an Adjustment comprising a Restructuring Adjustment or Non-Line of Business Adjustment to attend any such meetings, hearings or proceedings that relate to such Adjustment. In addition, unless waived by the parties in writing, the Controlling Party shall provide each such Interested Party with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Adjustments for such Interested Party's review and comment. The Controlling Party shall provide such draft copies reasonably in advance of the date that they are to be submitted to the Taxing Authority or judicial authority and the Interested Party shall provide its comments, if any, with respect thereto within a reasonable time before such submission. The failure of a Controlling Party to provide any notice, correspondence or filing as specified in this Section 3.3(b) to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was actually prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

         3.4. TAX CONTEST WAIVER. (a) The Controlling Party shall promptly provide written notice, sent postage prepaid by United States mail, certified mail, return receipt requested, to all Interested Parties in a Tax Contest (i) that a Final Determination has been made with respect to such Tax Contest; and
(ii) enumerating the amount of the Interested Party's share of each Adjustment reflected in such Final Determination of the Tax Contest for which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement.

                  (b) Within ninety (90) days after an Interested Party receives the notice described in Section 3.4(a) hereof from the Controlling Party, such Interested Party shall execute a written statement giving notice to the Controlling Party (i) that the Interested Party agrees with each Adjustment (and its share thereof) enumerated in the notice described in Section 3.4(a) hereof except with respect to those Adjustments (and/or its shares thereof) that, in the good faith judgment of the Interested Party, it disagrees with and has specifically enumerated its disagreement with, including the amount of such disagreement, in the statement (each such disagreed Adjustment (and/or share thereof) hereinafter referred to as a "Disputed Adjustment"); and (ii) that the Interested Party thereby waives its right to a determination by an Independent

Third Party pursuant to the provisions of Section 3.5 hereof with respect to all Adjustments to which it agrees with its share (this statement hereinafter referred to as the "Interested Party Notice"). The failure of an Interested Party to provide the Interested Party Notice to the Controlling Party within the ninety (90) day period specified in the preceding sentence shall be deemed to indicate that such Interested Party agrees with its share of all Adjustments enumerated in the notice described in Section 3.4(a) hereof and that such Interested Party waives its right to a determination by an Independent Third Party with respect to all such Adjustments (and its shares thereof) pursuant to
Section 3.5 hereof.

                 (c) During the ninety (90) day period immediately following the Controlling Party's receipt of the Interested Party Notice described in Section 3.4(b) above, the Controlling Party and the Interested Party shall in good faith confer with each other to resolve any disagreement over each Disputed Adjustment that was specifically enumerated in such Interested Party Notice. At the end of the ninety (90) day period specified in the preceding sentence, unless otherwise extended in writing by the mutual consent of the parties, the Interested Party shall be deemed to agree with all Disputed Adjustments that were specifically enumerated in the Interested Party Notice and waive its right to a determination by an Independent Third Party pursuant to Section 3.5 hereof with respect to all such Disputed Adjustments unless, and to the extent, that at any time during such ninety (90) day (or extended) period, either the Controlling Party or the Interested Party has given the other party written notice that it is seeking a determination by an Independent Third Party pursuant to Section 3.5 hereof regarding the propriety of any such Disputed Adjustment.

                  (d) Notwithstanding anything in this Agreement to the contrary, an Interested Party that does not have a Significant Obligation with respect to an Adjustment comprising either a Restructuring Adjustment or Non-Line of Business Adjustment has no right to a determination by an Independent Third Party under Section 3.5 hereof with respect to any such Adjustment comprising a Restructuring Adjustment or Non-Line of Business Adjustment.

         3.5. TAX CONTEST DISPUTE RESOLUTION. (a) In the event that either a Controlling Party or an Interested Party has given the other party written notice as required in Section 3.4(c) hereof that it is seeking a determination by an Independent Third Party pursuant to this Section 3.5 with respect to any Disputed Adjustment that was enumerated in an Interested Party Notice, then the parties shall, within ten (10) days after a party has received such notice, jointly select an Independent Third Party to make such determination. In the event that the parties cannot jointly agree on an Independent Third Party to make such determination within such ten (10) day period, then the Controlling Party and the Interested Party shall each immediately select an Independent Third Party and the Independent Third Parties so selected by the parties shall jointly select, within ten (10) days of their selection, another Independent Third Party to make such determination.

                  (b) In making its determination as to the propriety of any Disputed Adjustment, the Independent Third Party selected pursuant to Section 3.5(a) above shall assume that the Interested Party is not required or entitled under applicable law to be a member of any Consolidated Return. In addition, the Independent Third Party shall make its determination according to the following procedure:

                 (i) The Independent Third Party shall first analyze each Disputed Adjustment for which a determination is sought pursuant to this Section
3.5 on a stand-alone basis to determine whether the actual outcome reached with respect to such Disputed Adjustment as reflected in the Final Determination of the Tax Contest was fair and appropriate taking into account the following exclusive criteria: (A) the facts relating to such Adjustment; (B) the applicable law, if any, with respect to such Adjustment; (C) the position of the applicable Taxing Authority with respect to compromise, settlement or litigation of such Adjustment; (D) the strength of the factual and legal arguments made by the Controlling Party in reaching the outcome with respect to such Adjustment as reflected in the Final Determination of the Tax Contest; and (E) the strength of the factual and legal arguments being made by the Interested Party for the alternative outcome being asserted by such Interested Party (including the availability of facts, information and documentation to support such alternative outcome). Based on this analysis, the Independent Third Party shall determine what is the fair and appropriate outcome (hereinafter referred to as the "Initial Determination") with respect to each such Disputed Adjustment.

                  (ii) The Interested Party shall not be entitled to modification of its share of a Disputed Adjustment under this Section 3.5 if, as the case may be, either (A) the amount that would be paid by the Interested Party under the Initial Determination with respect to such Disputed Adjustment is 80% or more than the amount that would be paid by the Interested Party with respect to such Disputed Adjustment under the actual outcome reached with respect to such Disputed Adjustment; or (B) the amount that would be received by the Interested Party under the Initial Determination with respect to such Disputed Adjustment is 120% or less than the amount that the Interested Party would receive with respect to such Disputed Adjustment under the actual outcome reached with respect to such Disputed Adjustment. The Independent Third Party will provide notice to the Controlling Party and the Interested Party in the event the Interested Party is not entitled to modification of its share of the Disputed Adjustment pursuant to this paragraph (ii).

                  (iii) If the modification of an Interested Party's share of a Disputed Adjustment under this Section 3.5 is not prohibited pursuant to paragraph (ii) above, then the Independent Third Party shall determine what is the fair and appropriate outcome (hereinafter referred to as the "Ultimate Determination") to the Interested Party with respect to such Disputed Adjustment in the context of the entire Tax Contest as it relates to the Interested Party. In making this determination, the Independent Third Party shall consider the Disputed Adjustment as if it were raised in an independent audit of the Interested Party by the appropriate Taxing Authority and the Independent Third Party shall take into account and give appropriate weight in its sole discretion to the following exclusive criteria: (A) the strength of the legal and factual support for other potential, non-frivolous Adjustments with respect to matters that were actually raised and contested by the applicable Taxing Authority in the Tax Contest for which the Interested Party could have been liable under this Agreement but which were eliminated or reduced as a result of the Controlling Party agreeing to the Disputed Adjustment as reflected in the Final Determination of the Tax Contest; (B) the effect of the actual outcome reached with respect to the Disputed Adjustment on other Taxable periods and on other positions taken or proposed to be taken in Returns filed or proposed to be filed by the Interested Party; (C) the realistic possibility of avoiding examination of potential, non-frivolous issues for which the Interested Party could be liable under this Agreement and that were contemporaneously identified in writings by the party or parties during the course of the Tax Contest but which had not been raised and contested by the applicable Taxing Authority in the Tax Contest; and
(D) the benefits to the Interested Party in reaching a Final Determination, and the strategy and rationale with respect to the Interested Party's Disputed Adjustment that the Controlling Party had for agreeing to such Disputed Adjustment in reaching the Final Determination, in each case that were contemporaneously identified in writings by the party or parties during the course of the Tax Contest.

                  (iv) The Interested Party shall only be entitled to modification of its share of a Disputed Adjustment under this Section 3.5 if, as the case may be, either (A) the amount that would be paid by the Interested Party under the Ultimate Determination with respect to such Disputed Adjustment is less than 80% of the amount that would be paid by the Interested Party with respect to such Disputed Adjustment under the actual outcome reached with respect to such Disputed Adjustment; or (B) the amount that would be received by the Interested Party under the Ultimate Determination with respect to such Disputed Adjustment is more than 120% of the amount that the Interested Party would receive with respect to such Disputed Adjustment under the actual outcome reached with respected to such Disputed Adjustment. If an Interested Party is entitled to modification of its share of any Disputed Adjustment under the preceding sentence, the amount the Interested Party is entitled to receive, or is required to pay, as the case may be, with respect to such Disputed Adjustment shall be equal to the amount of the Ultimate Determination of such Disputed Adjustment. The Independent Third Party will provide notice to the Controlling Party and the Interested Party stating whether the Interested Party is entitled to modification of its share of the Disputed Adjustment pursuant to this paragraph (iv) and, if the Interested Party is entitled to such modification, the amount as determined in the preceding sentence that the Interested Party is entitled to receive from, or required to pay to, the Controlling Party with respect to such Disputed Adjustment.

                   (c) Any determination made or notice given by an Independent Third Party pursuant to this Section 3.5 shall be (i) in writing; (ii) made within sixty (60) days following the selection of the Independent Third Party as set forth in Section 3.5(a) of this Agreement unless such period is otherwise extended by the mutual consent of the parties; and (iii) final and binding upon the parties. The costs of any Independent Third Party retained pursuant to this
Section 3.5 shall be shared equally by the parties. The Controlling Party and the Interested Party shall provide the Independent Third Party jointly selected pursuant to Section 3.5(a) hereof with such information or documentation as may be appropriate or necessary in order for such Independent Third Party to make the determination requested of it. Upon issuance of an Independent Third Party's notice under Section 3.5(b)(ii) or Section 3.5(b)(iv) hereof, the Controlling Party or the Interested Party, as the case may be, shall pay as specified in
Article IV of this Agreement, the amount, if any, of the Disputed Adjustment to the appropriate party.


                                   ARTICLE IV
                              PROCEDURE AND PAYMENT

         4.1. PROCEDURE. (a) If an Interested Party has any liability and/or obligation to make, or the right to receive, any indemnity payment, reimbursement or other payment with respect to an Adjustment under this Agreement for which it does not have a right to a determination by an

Independent Third Party under Section 3.5 hereof, then the amount of such Adjustment shall be immediately due and payable upon receipt by the Interested Party of a notice of Final Determination of a Tax Contest as required and specified in Section 3.4(a) hereof.

                  (b) If after (i) notice of a Final Determination of a Tax Contest as required and specified in Section 3.4(a) hereof has been given by a Controlling Party to an Interested Party; and (ii) the Interested Party receiving such notice has either:

                  (A) failed to provide the Interested Party Notice specified in
Section 3.4(b) hereof within the ninety (90) day period set forth in Section 3.4(b);

                  (B) provided the Interested Party Notice specified in Section 3.4(b) hereof within the ninety (90) day period specified in Section 3.4(b) agreeing to all Adjustments (and the Interested Party's share of all such Adjustments) and waiving the right to an Independent Third Party determination pursuant to Section 3.5 hereof with respect to all such Adjustments (and the Interested Party's share of such Adjustments);

                  (C) provided the Interested Party Notice specified in Section 3.4(b) hereof within the ninety (90) day period specified in Section 3.4(b) agreeing with some, but not all, Adjustments (and the Interested Party's share of such agreed Adjustments) and waiving the right to an Independent Third Party Determination pursuant to Section 3.5 hereof with respect to all such agreed Adjustments (and the Interested Party's share of such Adjustments); or

                  (D) provided the Interested Party Notice specified in Section 3.4(b) hereof within the ninety (90) day period specified in Section 3.4(b) specifically enumerating the Disputed Adjustments to which it does not agree and for which the notice specified in either Section 3.5(b)(ii) or Section 3.5(b)(iv) hereof relating to any such Disputed Adjustment has been given by an Independent Third Party, then the amount of any Adjustment agreed to or deemed to be agreed to by the Interested Party, or for which an Independent Third Party notice has been given pursuant to either Section 3.5(b)(ii) or Section 3.5(b)(iv) hereof, as set forth in each of clauses (A), (B), (C) or (D) above, shall be immediately due and payable.

                  (c) Any Person entitled to any indemnification, reimbursement or other payment under this Agreement with respect to the amount of any Adjustment that has become immediately due and payable under this Section 4.1 (the "Indemnified Party") shall notify in writing the Person against whom such indemnification, reimbursement or other payment is sought (the "Indemnifying Party") of its right to and the amount of such indemnification, reimbursement or other payment; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability and/or obligation which it may have to an Indemnified Party on account of the provisions contained in this Agreement except to the extent that the Indemnifying Party was actually prejudiced by such failure, and in no event shall such failure relieve the Indemnifying Party from any other liability or obligation which it may have to such Indemnified Party. The Indemnifying Party shall make such indemnity payment, reimbursement or other payment to the Indemnified Party within thirty (30) days of the receipt of the written notice specified in the preceding sentence; provided, however, that, in the case of any Final Determination of a Tax Contest involving a state, local or municipal Tax in which the Indemnifying Party is also the Controlling Party with respect to such Tax Contest and, as Controlling Party, is entitled to receive an overall net refund from the applicable state, local or municipal Taxing Authority with respect to such state, local or municipal Tax, then the Indemnifying Party shall be required to make such indemnity payment, reimbursement or other payment to the Indemnified Party within thirty (30) days from the date the Indemnifying Party actually receives payment of or obtains the benefit of the net refund due from the applicable state, local or municipal Taxing Authority.

         4.2. PAYMENT. Any indemnity payment, reimbursement or other payment required to be made pursuant to this Agreement by an Indemnifying Party to an Indemnified Party shall be made, at the option of the Indemnifying Party, by (a) certified check payable to the order of the Indemnified Party; or (b) wire transfer of immediately available funds to such bank and/or other account of the Indemnified Party as from time to time the Indemnified Party shall have directed the Indemnifying Party, in writing.

         4.3. INTEREST. Any indemnity payment, reimbursement or other payment required to be made by an Interested Party pursuant to this Agreement shall bear interest at the Prime Rate plus 2%, per annum, from the date such Interested Party receives the notice of Final Determination made with respect to a Tax Contest, as provided in Section 3.4(a) hereof. Any indemnity payment, reimbursement or other payment required to be made by a Controlling Party to an Interested Party pursuant to this Agreement shall bear interest at the Prime Rate plus 2%, per annum, from a date thirty (30) days after the date of a Final Determination made with respect to a Tax Contest; provided, however, that, in the case of any Final Determination of a Tax Contest involving a state, local or municipal Tax in which the Controlling Party is entitled to receive an overall net refund from the applicable state, local or municipal Taxing Authority with respect to such state, local or municipal Tax, such indemnity payment, reimbursement or other payment to be made by the Controlling Party shall bear interest at the Prime Rate plus 2%, per annum, from the date the Controlling Party actually receives payment of or obtains the benefit of the net refund due from the applicable state, local or municipal Taxing Authority.

                                    ARTICLE V
                      ALLOCATION OF CURRENT TAXES INCURRED
                     AS A RESULT OF RESTRUCTURING ACTIVITIES

         5.1. GENERAL. This Article V governs the allocation of Taxes incurred as a result of restructuring activities undertaken to implement the Distribution ("Restructuring Taxes") which in the judgement of the parties are currently required to be taken into account in determining Taxable income for any Taxable period or portion of a Taxable period that includes the Distribution Date.
Article II of this Agreement sets forth the principles and responsibilities of the parties to this Agreement regarding future adjustments with respect to Taxes as a result of audits, refund claims, or otherwise. The parties acknowledge that the provisions of this Article V override any contrary provisions in the Federal Tax Allocation Agreement and the State and Local Income Tax Allocation Agreement.

         5.2. ALLOCATION OF RESTRUCTURING TAXES. Avaya shall bear sole responsibility for any Restructuring Tax unless Lucent is able to record a tax asset on its books due to the Restructuring Tax, in which case Lucent shall bear such Restructuring Tax.

          5.3. PAYMENT OF RESTRUCTURING TAXES. The party liable for a Restructuring Tax under Section 5.2 hereof shall pay such tax to the other party at least five business days prior to the date that the party responsible to pay such Restructuring Tax to the relevant Taxing Authority is required to make a Tax payment (whether estimated Tax or otherwise) to the relevant Taxing Authority with respect to such Restructuring Tax.

         5.4. TREATMENT OF LOSSES. Any loss, capital or otherwise, incurred as a result of restructuring activities undertaken to implement the Distribution shall remain with the legal entity recognizing such loss; and notwithstanding any other provision of this Agreement any Adjustment with respect to such loss will be for the account of the entity recognizing such loss.

         5.5. TREATMENT OF CERTAIN FOREIGN TAX CREDITS. Notwithstanding any other provision of this Agreement, solely to the extent that as a result of a Restructuring Transaction in a particular country, Lucent realized a net tax decrease solely resulting from a foreign tax credit and any corresponding income inclusion on its taxable year 2000 United States Federal income tax return, as originally filed or subsequently amended, any Adjustment with respect to such net tax decrease will be for the account of Lucent.

                                   ARTICLE VI
                                OTHER TAX MATTERS

         6.1. TAX POLICIES AND PROCEDURES DURING CONSOLIDATION. It is understood and agreed that during Consolidation:

                  (a) Members of the Avaya Group shall each adopt and follow the Tax policies and procedures that have been established by Lucent and communicated to Avaya unless, Lucent shall otherwise consent, as provided herein. In the event that a member of the Avaya Group desires to adopt and follow a Tax policy or procedure that is different from that established by Lucent, Avaya shall, in writing, (i) request Lucent's consent to do so; and (ii) provide Lucent with the reasons for the request to adopt and follow such different Tax policy or procedure. If Lucent determines in its good faith judgment that it would be reasonable and appropriate from the perspective of the Lucent Group for such member of the Avaya Group to adopt and follow such different Tax policy or procedure, Lucent shall provide its written consent thereto.

                 (b) Lucent shall provide to Avaya timely written notice of any material proposed change in established Tax policies or procedures.

                 (c) Lucent shall establish all Return positions and make all Tax elections relating to a Consolidated Return. Members of the Avaya Group shall take such Consolidated Return positions and make such Tax elections relating to a Consolidated Return as may be taken or made by Lucent, or as reasonably requested by Lucent to be taken or made by any member of the Avaya Group unless Lucent shall otherwise consent, as provided herein. In the event that Avaya

                                       20
determines that it would be reasonable and appropriate for any member of the Avaya Group to take positions or make elections relating to a Consolidated Return that are different from those taken or made by Lucent (or reasonably requested by Lucent of any member of the Avaya Group) Avaya shall, in writing,
(i) request Lucent's consent to do so; and (ii) provide Lucent with the reasons for the request to take such different positions or make such different elections. If Lucent determines in its good faith judgment that it would be reasonable and appropriate from the perspective of the Lucent Group for such member of the Avaya Group to take such different positions or make such different elections, Lucent shall provide its written consent thereto.

         6.2. COOPERATION. Except as otherwise provided in this Agreement, and without limiting the provisions contained in Article VIII of the Contribution and Distribution Agreement which are incorporated herein by reference pursuant to Section 7.3(a) hereof, each member of the Lucent Group and the Avaya Group, as the case may be, shall, at their own expense, cooperate with each other in the filing of, or any Tax Contest relating to, any Return and any other matters relating to Taxes and, in connection therewith, shall (i) maintain appropriate books and records for any and all Taxable periods or any portion of a Taxable period that may be required by Lucent's record retention policies; (ii) provide to each other such information as may be necessary or useful in the filing of, or any Tax Contest relating to, any such Return; (iii) execute and deliver such consents, elections, powers of attorney and other documents that may be required or appropriate for the proper filing of any such Return or in conjunction with any Tax Contest relating to any such Return; and (iv) make available for responding to inquiries of any other party or any Taxing Authority, appropriate employees and officers of and advisors retained by any member of the Lucent Group or the Avaya Group, as the case may be.

         6.3. FILING OF RETURNS. The Person that would be the Controlling Party with respect to any Tax Contest relating to a Return for which any indemnity payment, reimbursement or other payment may be sought under this Agreement shall
(a) prepare and file, or cause to be prepared and filed, any such Return within the time prescribed for filing such Return (including all extensions of time for filing); and (b) shall timely pay, or cause to be timely paid, the amount of any Tax shown to be due and owing on any such Return; provided, however, that in the case of Taxes which are Avaya Liabilities pursuant to Section 2.3(a)(ii) of the Contribution and Distribution Agreement if Lucent or any other member of the Lucent Group is required pursuant to this Agreement to file such Return and pay the Taxes shown as due thereon, Avaya will pay to Lucent, in advance of the date on which Lucent must pay such Taxes, an amount equal to the amount of such Taxes which are Liabilities of Avaya. Such Person shall bear all costs associated with preparing and filing, or causing to be prepared and filed, any such Return. Except as provided in Section 6.1 (c) hereof (relating to Consolidated Returns), such Person shall establish all Return positions and make all Tax elections relating to such Returns.

         6.4. TAX CHARACTERIZATION OF PAYMENTS. For all Tax purposes and notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto shall treat any payment made pursuant to this Agreement (other than any payment made in satisfaction of an intercompany obligation) as a capital contribution or dividend distribution, as the case may be, immediately prior to the Distribution Date and, accordingly, as not includible in the taxable income of the recipient. If, as a result of a Final Determination, it is determined that the receipt or accrual of any payment made under this Agreement is taxable to the recipient of such payment, the party making such payment shall pay to the recipient an amount equal to any increase in the income Taxes of the recipient as a result of receiving the payment (grossed up to take into account such payment, if applicable).

         6.5      LIABILITY FOR ACTIONS EFFECTING TAX FREE NATURE OF THE
                  DISTRIBUTION.

                  (a) The provisions of this Section 6.5 override any contrary provisions in this Agreement, the Contribution and Distribution Agreement, or any other agreements between Lucent and Avaya. (b) Avaya agrees that it will not take or fail to take, or permit any Avaya Affiliate to take or fail to take, any action where such action or failure to act would be inconsistent with any material, information, covenant or representation in the Ruling Documents, Supplemental Ruling Documents, Ruling or Supplemental Ruling.

                  (c) Avaya and each Avaya Affiliate shall be responsible for one hundred percent (100%) of any Restructuring Adjustments that are attributable to, or result from, any act or failure to act described in Section 6.5(b) of this Agreement by Avaya or any Avaya Affiliate. Avaya and each Avaya Affiliate shall jointly and severally indemnify Lucent, each Lucent Affiliate and their directors, officers and employees and hold them harmless from and against such Restructuring Adjustments.

                  (d) Lucent and each Lucent Affiliate shall be responsible for one hundred percent (100%) of any Restructuring Adjustments that are attributable to, or result from, any act or failure to act where such act or failure to act would be inconsistent with any material, information, covenant or representation in the Ruling Documents, Supplemental Ruling Documents, Ruling or Supplemental Ruling by Lucent or any Lucent Affiliate. Lucent and each Lucent Affiliate shall jointly and severally indemnify Avaya, each Avaya Affiliate and their directors, officers and employees and hold them harmless from and against such Restructuring Adjustments.

                  (e) Lucent agrees that at the reasonable request of Avaya, Lucent shall cooperate with Avaya and use its reasonable best efforts to seek to obtain, as expeditiously as possible, a Supplemental Ruling or other guidance from the Service or any other Tax Authority for purposes of confirming (i) the continuing validity of (A) the Ruling or (B) any Supplemental Ruling issued previously, and (ii) compliance on the part of Avaya or any Avaya Affiliate with its obligations under Section 6.5 of this Agreement. Further, in no event shall Lucent file any Supplemental Ruling at the reasonable request of Avaya under this Section 6.5(e) unless Avaya represents that (1) it has read the request for the Supplemental Ruling and any materials, appendices and exhibits submitted or filed therewith (the "Supplemental Ruling Documents") and (2) all information and representations, if any, relating to Avaya and any Avaya Affiliate contained in the Supplemental Ruling Documents are true, correct and complete in all material respects. Avaya shall reimburse Lucent for all reasonable costs and expenses incurred by Lucent in obtaining a Supplemental Ruling requested by Avaya. Avaya hereby agrees that Lucent shall have sole and exclusive control over the process of obtaining a Supplemental Ruling, and that only Lucent shall apply for a Supplemental Ruling. Avaya further agrees that it shall not seek any guidance from the Service or any other Tax Authority concerning the Distribution.

                  (f) In the case of any Adjustment comprising a Restructuring Adjustment that relates to the Distribution and arises as a result of (i) the acquisition of all or a portion of the Avaya stock and/or its assets by any means whatsoever by any Person other than an Affiliate of Avaya following such Distribution or (ii) any negotiations, agreements or arrangements by Avaya with respect to transactions or events (including, without limitation, stock issuances, pursuant to the exercise of stock options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events) that cause the Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly stock of Avaya representing a "50-percent or greater interest" therein within the meaning of
Section 355(d)(4) of the Code, then the Shared Lucent Percentage with respect to such Adjustment shall be 0% and the Shared Avaya Percentage shall be 100%.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1. GOVERNING LAW. To the extent not preempted by any applicable foreign or U.S. federal, state, or local Tax law, this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

         7.2. AFFILIATES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party; provided, however, that for purposes of the foregoing, no Person shall be considered an Affiliate of a party if such Person is a member of another party's Group.

         7.3. INCORPORATION OF CONTRIBUTION AND DISTRIBUTION AGREEMENT PROVISIONS. The following provisions of the Contribution and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if they are fully set forth herein (references in this Section 7.3 to an "Article" shall mean Articles of the Contribution and Distribution Agreement):

                 (a) Article VIII (relating to Exchange of Information and Confidentiality); and

                 (b) Article XII (relating to Miscellaneous Provisions, except as otherwise specified herein).

         7.4. NOTICES. Except for any notice or other communication required to be given by a Controlling Party under this Agreement, Lucent and Avaya (or any other Person delegated in writing by each of the foregoing) shall serve as the single point of contact to receive or give any notice or other communication required or permitted to be given to any member of each of their respective Groups under this Agreement. Unless specifically provided otherwise in this Agreement, all notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, or
(b) sent by facsimile; or (c)
deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested; or (d) deposited in private express mail, postage prepaid, addressed as follows:

If to any member of the Lucent Group, to:

                  Lucent Technologies Inc.
                  600 Mountain Avenue
                  Murray Hill, New Jersey 07974
                  Attn: Vice President - Taxes and Tax Counsel
                  Facsimile:

If to any member of the Avaya Group, to:

                  Avaya Inc.
                  211 Mt. Airy Road
                  Basking Ridge, NJ
                  Attn: Vice President - Tax
                  Facsimile:  908-

Any party may, by written notice to the other parties, change the address to which such notices are to be given.

         7.5. CONFLICTING OR INCONSISTENT PROVISIONS. With respect to the subject matter hereof, in the event that any provision or term of this Agreement conflicts or is inconsistent with any provision or term of any other agreement between or among Lucent or any other member of the Lucent Group and Avaya or any other member of the Avaya Group, as the case may be, which is in effect on or prior to the date hereof, the provision or term of this Agreement shall control and apply and the provision or term of any other agreement shall, to the extent of such conflict or inconsistency, be inoperative and inapplicable.

         7.6. DURATION. Notwithstanding anything in this Agreement or the Contribution and Distribution Agreement to the contrary, the provisions of this Agreement shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

         7.7. TAX ALLOCATION AGREEMENTS. Avaya hereby assumes and agrees faithfully to perform and fulfill all obligations and other Liabilities of any member of the Avaya Group under the Federal Tax Allocation Agreement and the State and Local Income Tax Allocation Agreement, in accordance with each of their respective terms.

         7.8. NO-FAULT AGREEMENT. The parties agree that the provisions of this Agreement operate without regard to whether a Tax Liability is incurred as a result of a mistake made by either party, and the parties agree that they intend to avoid review by an Independent Third Party. The parties acknowledge that this Agreement may not cover every possible factual scenario, and, if required, they agree to negotiate amendments to the Agreement in good faith to address situations not addressed in this Agreement, such amendments to be consistent with the spirit of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Tax Sharing Agreement to be executed by their duly authorized representatives.


                                       LUCENT TECHNOLOGIES INC.


                                       By:______________________________
                                       Name:
                                       Title:

                                       AVAYA INC.


                                       By: ______________________________
                                       Name:
                                       Title: